UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2019, FuelCell Energy, Inc. (the “Company”) entered into employment agreements (the “Employment Agreements”) with Michael Lisowski, its Executive Vice President and Chief Operating Officer (“Lisowski”), and Anthony Leo, its Executive Vice President and Chief Technology Officer (“Leo”). The Employment Agreements are effective August 1, 2019.

The Employment Agreement between the Company and Lisowski provides for an annual base salary of $325,000 and a target annual bonus equal to 50% of his annual base salary, as determined and approved by the Board of Directors of the Company (the “Board”). Lisowski is also entitled to participate in the Company’s long-term incentive compensation program under its 2018 Omnibus Incentive Plan, with the terms and conditions of any awards granted to Lisowski being in the sole discretion of the Board.

The Employment Agreement between the Company and Leo provides for an annual base salary of $275,000 and a target annual bonus equal to 50% of his annual base salary, as determined and approved by the Board. Leo is also entitled to participate in the Company’s long-term incentive compensation program under its 2018 Omnibus Incentive Plan, with the terms and conditions of any awards granted to Leo being in the sole discretion of the Board.

In the event that the Company terminates the employment of Lisowski or Leo without cause or Lisowski or Leo terminates his employment for good reason (as defined in the Employment Agreement), the executive will be entitled to receive a severance payment in an amount equal to six months of his annual base salary at the date of termination plus payment by the Company of his COBRA premiums for up to six months, provided that he elects continuation of coverage under COBRA and he is not eligible for health coverage under another employer’s plan.

In the event that either Lisowski’s or Leo’s employment is terminated in connection with a change in control (as defined in the Employment Agreements) by the Company for any reason other than cause or by the executive for good reason, the executive will be entitled to receive a severance payment in an amount equal to one year of his annual base salary as of the date of termination plus one year of the average of bonuses paid to him since his promotion to Chief Operating Officer or Chief Technology Officer, as applicable, or if he has not received any bonuses, his target bonus for the year of such termination.  The Company also will pay the executive’s COBRA premiums for up to 12 months, provided that he elects continuation coverage under COBRA and he is not eligible for health coverage under another employer’s plan. If the Company terminates Lisowski’s or Leo’s employment without cause during the 90 day period preceding a change in control or the 18 month period thereafter, the termination will be deemed to be in connection with a change in control. The Employment Agreements also provide that any equity-based awards will accelerate and immediately vest if there is a change in control and the executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason in connection with the change in control.

The foregoing summaries of the Employment Agreements are not complete descriptions and are qualified in their entirety by reference to the full text of the Employment Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of July 30, 2019, by and between FuelCell Energy, Inc. and Michael Lisowski.

10.2	Employment Agreement, dated as of July 30, 2019, by and between FuelCell Energy, Inc. and Anthony Leo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: July 30, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President and Chief Financial Officer